UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2005

WCA Waste Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Riverway, Suite 1400

Houston, Texas  77056

 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: (713) 292-2400

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

            On November 3, 2005, WCA Waste Corporation ("WCA," "we" or "our") held its scheduled conference call with respect to the quarter ended September 30, 2005, during which WCA reviewed its business operations and the progress of its acquisition growth strategy.  During the call, WCA reiterated and provided certain forward looking statements with respect to its financial objectives and provided certain disclosures with respect to "run rates" and its "EBITDA" "Run rates," "EBITDA," "adjusted EBITDA" and "adjusted operating income" are not audited or based on GAAP.   For a description of  "run rate" determinations, and a description of risks factors and other matters that you should consider in evaluating the statements and disclosures in this report, please read "Risk Factors And Cautionary Statements Regarding Forward-Looking Statements."  For a description of  non-GAAP financial measures that WCA Waste uses and a reconciliation to most nearly  comparable financial  measure calculated and presented in accordance with GAAP please read "Non-GAAP Financial Measures Non-GAAP Financial Measures" below.   For prior descriptions of WCA's forward looking statements with respect to its financial objectives, please read "Management's Discussion and Analysis of Financial Condition and Results of Operations--Executive Overview--2005 Financial Objectives" in our annual report on Form 10-K for the year ended December 31, 2004 and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Acquisition Strategy" in our quarterly report on Form 10-Q for the quarter ended June 30, 2005.

           Financial and Operational Results for the Three Months and the Nine Months Ended September 30, 2005. WCA announced the following financial and operating results:

  Revenue for the three months ended September 30, 2005 increased 48.7% to $29,498,000 over the $19,842,000 reported for the same period last year.  For the nine-month period ended September 30, 2005, WCA reported revenue of $81,435,000, representing a 54.1% increase over the $52,847,000 reported for the nine months ended September 30, 2004.
  Cost of services increased $5.3 million to $18.9 million for the three months ended September 30, 2005 from $13.6 million for the three months ended September 30, 2004.  The increase primarily resulted from acquisition activity.  As a percentage of revenue, cost of services for the third quarter decreased to 64.0% of revenue from 68.3% during the same period last year.
  Total other general and administrative expenses increased for the three months ended September 30, 2005 by $300,000 over the same period last year, primarily attributable to increased costs associated with compliance with the requirements of Section 404 as prescribed by the Sarbanes-Oxley Act of 2002.
  Operating income increased 90% to $4,932,000 over the $2,597,000 reported over the quarter ended September 30, 2004.  Operating income was up $2.3 million, or 90%, and the operating income margin increased to 16.7% of revenue for the three months ended September 30, 2005  compared to 13.1% of revenue for the three months ended September 30, 2004.  To make comparisons between operating income results for the nine months ended September 30, 2005 and the nine months ended September 30, 2004, WCA computed operating income for the nine months ended September 30, 2004 by excluding a non-cash stock-based compensation charge incurred in connection with its initial public offering in June 2004.  Operating income, as so adjusted, increased 77.2% to $12.7 million for the nine months ended September 30, 2005 from $7.2 million for the nine months ended September 30, 2004.
  WCA previously announced a financial objective to increase earnings before deferred financing costs to $0.36 to $0.40 per share for 2005.  When WCA announced that objective, its average borrowing cost was at 4.56%.  Since that announcement, interest rates have increased steadily.  WCA's third quarter 2005 average borrowing cost was 7.11%, which reduced its third quarter earnings per share by $0.03.  Year-to-date September 30, 2005, earnings have been reduced by $0.06 per share because of this change in interest rates.  Effective as of November 1, 2005, WCA entered into an interest rate hedge with respect to $150 million of its indebtedness under its senior credit facilities to fix the LIBOR  base rate at 4.885%.  Under the credit facilities an "Applicable Margin" dependent upon total leverage is added to the base rate.  WCA estimates that its current effective interest rate under its credit facilities is approximately 8%.
  Net income for the three months ended September 30, 2005 was $1,325,000, or $0.09 per share.  For the nine-month period ended September 30, 2005, net income, including the deferred financing cost write-off of $850,000, net of tax, was $2,915,000, or $0.19 per share.  Without the charge, net income would have been $3,765,000, or $0.25 per share. Net income was negatively affected by weather (unusual rain and the effects of Hurricane Rita), increases in interest cost (as described above),  and increases in fuel prices (partially offset by fuel surcharges).
  EBITDA for the three months ended September 30, 2005 was $8.8 million, or 29.8% of revenue.  This is a 71.6% increase over the $5.1 million of EBITDA  reported for the three months ended September 30, 2004.  To make comparisons between the EBITDA results for the nine months ended September 30, 2005 and the nine months ended September 30, 2004, WCA computed EBITDA for the nine months ended September 30, 2004 by excluding a non-cash stock-based compensation charge incurred in connection with its initial public offering in June 2004.  EBITDA, as so adjusted,  increased 66.8% to $23.0 million for the nine months ended September 30, 2005 from $13.8 million for the nine months ended September 30, 2004.  This brings year-to-date adjusted EBITDA margin to 28.3%.  WCA also noted that its EBITDA margin fluctuates quarter to quarter, primarily as a result of acquisition activity and integration and partially as a result of some seasonality (with the fourth and first quarters generally having lower EBITDA than the second and third quarters). The EBITDA margin was 23.4% for the first quarter, 30.5% for the second quarter and, as stated above, 29.8% for the third quarter 2005.
  WCA's estimated annualized revenue and adjusted EBITDA "run-rate" are approximately $129 million and $38.5 million, respectively, and have more than doubled from the run rates when WCA completed its initial public offering in June 2004.  The adjusted EBITDA "run-rate" has increased approximately $20 million (from $18.5 million to $38.5 million).

WCA disclosed that, with respect to the 48.7% growth in revenues reported for the three months ended September 30, 2005 over the same period in 2004:

  38.7% was from acquired operations - reflecting the impact of the 17 acquisitions since its initial public offering in June of 2004;
  3.4% was from volume increases - reflecting landfill volume, new residential contracts in Houston and growth of our roll-off collection in our C&D markets.  WCA noted that even though it had a 3.4% increase in volume in the third quarter of 2005 over the third quarter of 2004, its revenues were negatively affected by Hurricane Rita which closed its three Houston landfills for 2½ days.
  3.9% was from price increases at both our collection companies and landfills.
  2.7% reflected a fuel surcharge increase for the quarter which has recovered approximately 90% of the increased fuel cost.

WCA noted that from volume and price increases (excluding fuel surcharges and acquisitions), its internal growth for the quarter ended September 30, 2005 was 7.3% (10% with fuel surcharges).  Revenue segmentation (before elimination of intercompany revenue) for the third quarter of 2005 was 49.1% collection, 34.1% disposal and 16.8% transfer and other.

            For the nine months ended September 30, 2005, revenue increased 54.1% to $81.4 million from $52.8 million for the nine months ended September 30, 2004.  Of this 54.1% growth:

  44.7% was from acquisitions:
  2.4% was from volume increases:
  5.2% was from price increases: and
  1.8% was from fuel surcharge increases.

WCA noted that from volume and price increases (excluding fuel surcharges and acquisitions), its internal growth for the nine months ended September 30, 2005 was 7.6%.

            As to its level of indebtedness, WCA noted that its term debt, including current maturity, as of September 30, 2005 was $132.2 million.  Total equity was $83 million, resulting in a debt-to-capitalization ratio of 61.4%.  As of September 30, 2005, WCA had $70.6 million available under its credit facility.  During October 2005, it drew another $37 million under its revolving credit facility to finance four acquisitions.  After giving effect of the $37 million drawdown and anticipated increases in letter of credit, WCA expects to have $29.4 million in available capacity.  WCA reported that an "accordion feature" in its credit facility would allow another $25 million to be added to its revolving credit (or Term B) capacity under its revolver or Term B debt.  WCA also noted that its total debt under its credit facilities increased approximately $100 million during 2005 ($73 million to $176 million).  WCA believes that the rate of increase of its EBITDA run rate as compared with the increase of its debt suggests that its enterprise value should have increased substantially.

            In addition, WCA provided the following information:

  The internalization rate for the third quarter 2005 was 78.4% for the quarter and 77.4% year to date.  WCA stated that it expected that its announced acquisitions during October 2005 will improve the internalization rate further.
  Capital expenditures for the nine months ended September 30, 2005 for maintenance capital was $6.9 million, $4.9 million for growth capital and $1.4 million in initial capital associated with acquisitions.
  Based on current accounts receivable, current day sales outstanding was 42 days as of September 30, 2005.
  Its current tax rate is now at 39.4%.
  Weighted average shares outstanding for the quarter were 15.4 million compared to 14.8 million weighted shares outstanding for the same period in 2004. With the Florida acquisitions completed during October 2005, fourth quarter weighted shares outstanding are projected to increase to 16,500,000 shares.

            Acquisition Activity.   Since WCA's initial public offering in June 2004, it completed 17 acquisitions having an estimated annual revenue "run rate" of $61 million. During the third quarter, WCA did not complete any acquisitions, but after the end of the quarter, it completed the following acquisitions:

  Meyer & Gabbert located in Sarasota, Florida which included a 250 acre C&D landfill (with an estimated life in excess of 20 years)  in DeSoto County, Florida, a roll-off operation and three MRF/ transfer stations, two of which are located in Sarasota, Florida and one of which is located in Bradenton, Florida.
  a 225 acre C&D landfill located in Ft. Meade, Florida (with an estimated life in excess of 20 years) purchased from Waste Corporation of America, LLC, WCA Waste's former parent.  For a description of various affiliated relationships between WCA and Waste Corporation of America, LLC, please refer to WCA's Current Report on Form 8-K filed on October 6,  2005.
  Two other tuck-in acquisitions: Pendergrass Refuse (a three truck commercial and residential collection company that was integrated into WCA's Springfield, Missouri collection operation) and Andy's Hauling (a six truck roll-off operation in the Sarasota, Florida market area that was integrated into the recently acquired Meyer & Gabbert operation)

            After giving effect to these recent acquisitions, WCA operates in nine states (Arkansas, Missouri, Kansas, Texas, Alabama, South Carolina, North Carolina, Tennessee and Florida) and has 63 operating locations, including 19 landfills, 23 collection operations and 21 transfer stations and/or MRF's, which service  approximately 171,000 customers. WCA noted that it had not noticed any appreciable pressure to increase acquisition prices beyond the approximate six times EBITDA multiple that it, on average, had been paying for acquired companies (collection companies being priced somewhat lower and landfills somewhat higher than that average). However, the appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market  as well as other considerations.

            In addition, WCA disclosed that it was in active discussions with companies with estimated annualized revenues totaling approximately $100 million.  Its "acquisition pipeline," including  potential acquisition candidates in its operating regions and companies in active discussions with it, have estimated annualized revenues of approximately $300 million. It has not counted any potential divestures from other publicly traded waste companies in its acquisition pipeline.    WCA may not complete all or any of the acquisitions that it is in active discussions with or that it may from time to time report as being in its "acquisition pipeline."

            WCA plans to finance its acquisitions through a combination of borrowings under its credit facilities and through the issuance of common stock.  As stated above, WCA currently has $29.4 million of borrowing capacity, with an additional $25 million being available under an "accordion feature" in its credit facility.

             Certain Financial and Operational Objectives. During the Third Quarter 2005 Conference Call, WCA reiterated its financial and operational objectives for the three to four year period following its initial public offering in June 2004 and stated that it was substantially ahead of schedule to achieve those objectives: (1) to increase revenues to an annual revenue "run rate" of approximately $200 million ($150 million of which to come from acquired operations) (2) increase our annual EBITDA "run rate" to approximately $60 million, and (3) to increase the landfills that it owned or controlled to 25 landfills. It currently owns or controls 19 landfills.

            WCA also stated its financial objectives for 2005: (1) to increase reported revenues above $110 million (a 50% increase over revenues reported for 2004), (2) to increase EBITDA above $27 million, and (3) to own or control approximately 20 landfills by the end of 2005 (80% of the three to four year objective stated above).   As discussed above, WCA noted that its reported earnings per share will be negatively affected by increased interest costs during the year, but that it had entered into an interest rate hedge with respect to $150 million of its indebtedness under its senior credit facilities.

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This report and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward-looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

Statements concerning "run-rates" are also forward-looking statements, are not audited or based on GAAP and are made based on estimations from information provided to us by the acquisition candidates and from other sources and estimates developed by us. In this report and in other presentations and reports, we provide "run-rate" estimates with respect to us and also separately with respect to one or more acquired businesses. We determine the period over which to calculate a "run-rate" based on factors we deem to be reasonable. In computing our revenue "run-rates" as of the end of any given period we generally annualize the average of monthly revenues of the companies that we acquired for the period prior to acquisition (which is the "run-rate" for the acquired businesses) and add that annualized number to our revenues. Run rate estimates are computed as of the date indicated for the year following the date of the estimate. In computing our estimated "EBITDA" or "Adjusted EBITDA" "run-rates" we apply the same principles in that we use in computing what our credit facilities refer to as "pro-forma adjusted EBITDA," which is an internal, non-GAAP estimate intended to provide a forecast of the potential effects resulting from acquired businesses based on assumed adjustments to items of revenue, income and expense, as well as non-cash non-recurring items and assumed internalization from acquired businesses, attributable to the transaction and having an ongoing impact that management believes to be reasonable and factually supportable. "Run-rate" estimates of EBITDA and Adjusted EBITDA for one or more acquired businesses are determined separately by applying similar principles and adjustments with respect to information provided by the acquired businesses. Such estimates are reported to the lenders under our credit facilities and to our board of directors. Actual revenues, EBITDA and Adjusted EBITDA may or may not equal the estimated "run-rate."

The forward-looking statements made herein are only made as of the date of this report and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; and rapid growth may strain our management, operational, financial and other resources.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business-Risk Factors" and "-Cautionary Statement About Forward-Looking Statements" included in our Annual Report on Form 10-K for the year-ended December 31, 2004, to which we refer you for additional information.

 Non-GAAP Financial Measures

            This report contains certain non-GAAP financial measures. Our management evaluates our performance and potential acquisition  candidates based on non-GAAP measures, of which the primary  performance measure is EBITDA. EBITDA consists of earnings (net  income) before interest expense (including the write-off of deferred financing costs and debt discount), income tax expense, depreciation  and amortization.

We believe EBITDA is useful to an investor in evaluating our  operating performance because:

-- it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capitalstructure and the method by which assets were acquired;

-- it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating    results; and

-- it helps investors identify items that are within operational control.  Depreciation charges, while a component of operating   income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses EBITDA:

-- as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

-- as one method we use to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market  as well as other considerations;

-- in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;

-- as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;

-- as a basis for incentive cash bonuses paid to our executive officers and other employees;

-- to assess compliance with financial ratios and covenants included in our credit facility; and

-- in communications with investors, lenders, and others, concerning our financial performance.

In March 2003, the Securities and Exchange Commission, or the Commission, adopted rules regulating the use of non-GAAP financial measures, such as EBITDA, in filings with the Commission, disclosures  and press releases. These rules require non-GAAP financial measures to be presented with and reconciled to the most nearly comparable financial measure calculated and presented in accordance with GAAP. The following presents a reconciliation of the total EBITDA to net  income (loss) (in thousands):

Three Months Ended Nine Months Ended
September 30, September 30,
----------------- -----------------
2005 2004 2005 2004
------- ------- ------- -------
Total EBITDA $ 8,792 $ 5,123 $23,026 $ 2,273
Depreciation and amortization (3,846) (2,357) (10,297) (6,368)
Interest expense, net (2,734) (866) (6,613) (3,394)
Write-off of deferred financing
costs and debt discount (14) -- (1,308) --
Income tax (provision) benefit (873) (752) (1,893) 2,433
------- ------- ------- -------
Net income (loss) $ 1,325 $ 1,148 $ 2,915 $(5,056)
======= ======= ======= =======

In considering EBITDA results, our management also takes various adjustments (especially for non-operational expenses) into account in evaluating performance in order to provide it with what it believes to be a better view of ongoing operational performance. Thus, for example, in our evaluations we exclude the stock-based compensation charge of $11.5 million ($7.5 million net of tax benefit) in the prior year period as these are non-cash charges related to our former parent company's outstanding stock option plan. We do not exclude stock-based compensation expense related to our restricted share plan as it is a recurring expense. We make similar adjustments in evaluating acquisition candidates for non-recurring items. The following presents a reconciliation of EBITDA to Adjusted EBITDA (in thousands):
Three Months Ended Nine Months Ended
September 30, September 30,
------------------ ------------------
2005 2004 2005 2004
------- ------- ------- -------
Total EBITDA,
per above $ 8,792 $ 5,123 $23,026 $ 2,273
Stock-based
compensation charge -- -- -- 11,532
------- ------- ------- -------
Adjusted EBITDA $ 8,792 $ 5,123 $23,026 $13,805
======= ======= ======= =======
As a percentage
of revenue 29.8% 25.8% 28.3% 26.1%

Our EBITDA and Adjusted EBITDA, as we define them, may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

In accordance with General Instruction B.2 of Form 8-K, the information in this report is being furnished and is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not otherwise subject to the liabilities of that section. Accordingly, the information in this report will not be incorporated by reference into any filing made by WCA under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION
Date: November 8, 2005	/s/ Charles A. Casalinova ------------------------- Charles A. Casalinova Senior Vice President and Chief Financial Officer